As filed with the Securities and Exchange Commission on July 26, 2012

Registration No. 333-57041

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	62-1180360
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One First Citizens Place

Dyersburg, Tennessee	38024
(Address of Principal Executive Offices)	(Zip Code)

__________________

First Citizens National Bank Employee Stock Ownership Plan and Trust

(Full title of the plan)

__________________

Laura Beth Butler

Chief Financial Officer

First Citizens Bancshares, Inc.

One First Citizens Place

Dyersburg, Tennessee 38024

(Name and address of agent for service)

(731) 285-4410

(Telephone number, including area code, of agent for service)

Copy to:

E. Marlee Mitchell, Esq.

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

(615) 244-6380

__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-57041) filed by First Citizens Bancshares, Inc. (the “Registrant”) on June 17, 1998 (the “Registration Statement”) to register 85,106 shares of the Registrant’s common stock, $1.00 par value per share, and an indeterminate number of plan interests to be offered or sold under the First Citizens National Bank Employee Stock Ownership Plan and Trust (formerly known as the Employee Stock Ownership Plan).

The Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement pursuant to Rule 478 under the Securities Act of 1933, as amended, to withdraw the Registration Statement and, in accordance with the undertakings of the Company in Part II of the Registration Statement, to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, and hereby removes from registration any and all securities registered for issuance under the Registration Statement but unsold as of the date hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dyersburg, State of Tennessee, on July 26, 2012.

FIRST CITIZENS BANCSHARES, INC.

By: /s/Laura Beth Butler
Laura Beth Butler
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Jeffrey D. Agee	President, Chief Executive Officer	July 26, 2012
Jeffrey D. Agee	(principal executive officer) and Director

/s/Laura Beth Butler	Chief Financial Officer (principal	July 26, 2012
Laura Beth Butler	financial officer)

/s/ Katie S. Winchester	Chairman	July 26, 2012
Katie S. Winchester

*	Director	July 26, 2012
Eddie E. Anderson

*	Director	July 26, 2012
J. Walter Bradshaw

*	Director	July 26, 2012
J. Daniel Carpenter

*	Director	July 26, 2012
Richard W. Donner

*	Director	July 26, 2012
Bentley F. Edwards

*	Director	July 26, 2012
Larry W. Gibson

Director
Christian E. Heckler

*	Director	July 26, 2012
Ralph E. Henson

*	Director	July 26, 2012
Barry T. Ladd

Director
John M. Lannom

/s/ Judy Long	Chief Operating Officer, Executive	July 26, 2012
Judy Long	Vice President and Director

*	Director	July 26, 2012
Milton E. Magee

/s/Allen Searcy	Director	July 26, 2012
Allen Searcy

*	Director	July 26, 2012
G.W. Smitheal

*	Director	July 26, 2012
David R. Taylor

*	Director	July 26, 2012
Larry S. White

*	Director	July 26, 2012
Dwight S. Williams

Director
Joseph S. Yates

*              Katie S. Winchester hereby signs this Amendment No. 1 to Registration Statement on Form S-8 as of July 26, 2012 on behalf of each of the indicated persons for whom she is attorney-in-fact pursuant to a power of attorney filed with the Registration Statement on Form S-8 on June 17, 1998.

By:          /s/Katie S. Winchester

                Katie S. Winchester, Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dyersburg, State of Tennessee, on July 26, 2012.

FIRST CITIZENS NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

By: /s/Judy Burns
Judy Burns
Plan Trustee